Exhibit 32.1

PLAYTEX PRODUCTS, INC.

SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

In connection with the Quarterly Report of Playtex Products, Inc. (the “Company”) on Form 10-Q for the period ending September 25, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Neil P. DeFeo, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 2, 2004	By:	/S/ NEIL P. DEFEO
Neil P. DeFeo
President and Chief Executive Officer
(Principal Executive Officer)